EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Cutera, Inc.

Ron Santilli

Chief Financial Officer

415-657-5500

Investor Relations

John Mills

ICR, Inc.

646-277-1254

john.mills@icrinc.com

Cutera Reports Fourth Quarter 2015 Results

●	Sixth Consecutive Quarter of Double-Digit Revenue Growth
●	Revenue Increased 18% to $30.0 million
●	EPS: $0.15 and Non-GAAP EPS: $0.25
●	Generated $3.9 Million of Cash from Operations
●	Board Approved $10 million of Stock Repurchase Program

BRISBANE, California, February 8, 2016 ─ Cutera, Inc. (NASDAQ: CUTR) (“Cutera” or the “Company”), a leading provider of laser and energy-based aesthetic systems for practitioners worldwide, today reported financial results for the fourth quarter ended December 31, 2015.

Key highlights for the fourth quarter of 2015 were as follows:

●	Revenue increased 18% to $30.0 million and was driven by both product portfolio strength as well as global sales productivity improvements;
-	Product revenue grew 24%, led by a 30% increase in North America and 14% in Rest of World (“ROW”);
-	For 2015, Product revenue grew by 49% in North America, compared to 2014;
●	Gross margin improved to 60% —the highest quarterly gross margin since 2009;
●	GAAP Net income was $2.1 million, or $0.15 per diluted share;
●

Non-GAAP* Net income was $3.4 million, or $0.25 per diluted share, after adjusting for $1.4 million of non-cash expenses related to stock-based compensation, depreciation and amortization of intangibles;

●

Cash and investments: generated $3.9 million of cash from operations during the quarter and used $3.5 million in the stock repurchase program bringing the balance as of December 31, 2015 to $48.4 million, or $3.73 per outstanding share;

●	Stock repurchase program: Board approved an incremental $10 million. In 2015, the Company repurchased $40 million of stock.

Kevin Connors, President and Chief Executive Officer of Cutera, stated, “We are pleased to conclude 2015 with our sixth consecutive quarter of double-digit revenue growth, and essentially on par with our highest revenue quarter in our history. Our return to profitability demonstrated our ability to expand revenue, while controlling operating expense levels, enabling us to realize operating leverage in our business model. Our steady improvement in gross margin during 2015 is an indicator of our ability to improve operating leverage through a balance of strong revenue growth and cost reduction initiatives by our Engineering and Operations teams.”

Product revenue grew by $3.5 million, or 30%, in North America and $1.1 million, or 14%, in ROW despite continued currency headwinds, compared to the fourth quarter of 2014. The Company estimates that its international revenue was negatively impacted in the fourth quarter of 2015 by approximately $1.0-$1.5 million due to the appreciation of the US dollar, compared to the fourth quarter of 2014. From a product perspective, the Company experienced strong growth from several of its legacy products as well as the recently launched products. In particular, enLightenTM, the flagship picosecond and nanosecond tattoo removal and benign pigmented lesion treatment laser, continued to demonstrate global appeal and has become a major revenue contributor for the Company.

Gross margin improved to 60%, which was one of management’s key goals for 2015. The improved gross margin was a critical driver in the Company returning to profitability and generating cash from operations. In addition, a higher ratio of direct versus distributed business, contributed to improved fourth quarter 2015 gross margin performance.

“In 2015, we made very deliberate choices to drive revenue growth organically through investing internally in people and projects. The present strength and breadth of our product offering, as well as our commercial results, validate the path we chose. In 2016, we plan to make a new product announcement at the March American Academy of Dermatology meeting in Washington DC, expand the sales headcount to facilitate continued revenue growth, improve the productivity of our sales team further and continue to drive our product costs down to improve gross margins.

“We look forward to a strong 2016 as we continue to expand market share and improve financial results. I would like to take this opportunity to thank all of our global customers for their belief and partnership with Cutera, as well as our worldwide employees for their dedication and commitment to building our Company,” concluded Mr. Connors.

Non-GAAP Income Statement Measures (Unaudited)

*To supplement our condensed consolidated financial statements presented in accordance with Generally Accepted Accounting Principles, or GAAP, Cutera has provided certain Non-GAAP income statement measures for net income and net income per diluted share, which exclude non-cash expenses for stock-based compensation, depreciation and amortization of intangibles. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management believes that the adjusted financial results are more reflective of the cash-basis results of operations as well as comparable to similar measures used by other companies.

Conference Call

The conference call to discuss these results is scheduled to begin at 2:00 p.m. PST (5:00 p.m. EST) on February 8, 2016. Participating in the call will be Kevin Connors, President and Chief Executive Officer, and Ron Santilli, Executive Vice President and Chief Financial Officer. The call will be broadcast live over the internet hosted at the Investor Relations section of Cutera's website, and will be archived online within one hour of its completion through 8:59 p.m. PST (11:59 p.m. EST) on February 22, 2016. In addition, you may call 1-877-705-6003 to listen to the live broadcast.

About Cutera, Inc.

Brisbane, California-based Cutera is a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has been developing innovative, easy-to-use products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com.

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning Cutera's plans to introduce new products, expand its salesforce, ability to increase revenue, reduce expenses, improve financial results, make productivity improvements, grow the Company’s market share, realize benefits from additional investment, improve or maintain profitability, penetrate the market, generate cash from operations, plans for stock repurchases and statements regarding long-term prospects and opportunities in the laser and other energy-based equipment aesthetic market, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein. Potential risks and uncertainties that could affect Cutera's business and cause its financial results to differ materially from those contained in the forward-looking statements include those related to the Company’s efforts to improve sales productivity, hire and retain qualified sales representatives, improve revenue growth, gross margins and profitability through leveraging operating expenses; the Company’s ability to successfully develop and launch new products and applications and market them to both its installed base and new customers; unforeseen events and circumstances relating to the Company’s operations; government regulatory actions; and those other factors described in the section entitled, “Risk Factors” in its most recent Form 10-Q as filed with the Securities and Exchange Commission on November 2nd, 2015. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events. Cutera's financial performance for the fourth quarter ended December 31, 2015, as discussed in this release, is preliminary and unaudited, and subject to adjustment.

CUTERA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended
	December 31,	December 31,
	2015	2014
Net revenue	$30,042	$25,499
Cost of revenue	12,145	11,679
Gross profit	17,897	13,820
Gross margin %	60%	54%

Operating expenses:
Sales and marketing	9,899	9,356
Research and development	2,812	2,649
General and administrative	3,189	3,407
Total operating expenses	15,900	15,412
Income (Loss) from operations	1,997	(1,592)
Interest and other income, net	105	8
Income (Loss) before income taxes	2,102	(1,584)
Provision for income taxes	52	41
Net income (loss)	$2,050	$(1,625)

Net income (loss) per share:
Basic	$0.16	$(0.11)
Diluted	$0.15	$(0.11)

Weighted-average number of shares used in per share calculations:
Basic	12,978	14,425
Diluted	13,591	14,425

CUTERA, INC.

RECONCILIATION OF GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

TO NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended December 31, 2015
	GAAP	Adjustments		Non-GAAP As Adjusted*
Net revenue	$30,042	$—		$30,042
Cost of revenue	12,145	(272)	(a)	11,873
Gross profit	17,897	272		18,169
Gross margin %	60%			60%

Operating expenses:
Sales and marketing	9,899	(438)	(b)	9,461
Research and development	2,812	(160)	(c)	2,652
General and administrative	3,189	(501)	(d)	2,688
Total operating expenses	15,900	(1,099)		14,801
Income from operations	1,997	1,371		3,368
Interest and other income, net	105	—		105
Income before income taxes	2,102	1,371		3,473
Provision for income taxes	52	—	(e)	52
Net income	$2,050	$1,371		$3,421

Net income per share:
Basic	$0.16	$0.10		$0.26
Diluted	$0.15	$0.10		$0.25

Weighted-average number of shares used in per share calculations:
Basic	12,978	12,978		12,978
Diluted	13,591	13,591		13,591

a) Adjustment of $272,000 included a non-cash charge of $154,000 related to depreciation and amoritizaiton expense and $118,000 of stock based compensation expense.

b) Adjustment of $438,000 included a non-cash charge of $111,000 related to depreciation expense and $327,000 of stock based compensation expense.

c) Adjustment of $160,000 included a non-cash charge of $8,000 related to depreciation expense and $152,000 of stock based compensation expense.

d) Adjustment of $501,000 included a non-cash charge of $1,000 related to depreciation expense and $500,000 of stock based compensation expense.

e) There was no material impact to the Company's income tax provision resulting from the aforementioned adjustments, given the Company carries a full valuation allowance against its U.S. federal and state net deferred tax assets.

* Fiscal fourth quarter 2015 Non-GAAP pro-forma results exclude the effect of the aforementioned adjustments.

CUTERA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	December 31,	September 30,	December 31,
	2015	2015	2014
Assets
Current assets:
Cash and cash equivalents	$10,868	$10,055	$9,803
Marketable investments	37,539	37,689	71,343
Cash, cash equivalents and marketable investments	48,407	47,744	81,146

Accounts receivable, net	11,669	9,013	11,137
Inventories	12,078	13,479	10,988
Deferred tax asset	-	69	26
Other current assets and prepaid expenses	1,675	1,977	1,591
Total current assets	73,829	72,282	104,888

Property and equipment, net	1,473	1,386	1,461
Deferred tax asset, net of current portion	350	291	269
Intangibles, net	143	227	595
Goodwill	1,339	1,339	1,339
Other long-term assets	384	392	361
Total assets	$77,518	$75,917	$108,913

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$1,959	$2,659	$3,083
Accrued liabilities	13,834	12,234	11,007
Deferred revenue	8,638	8,470	8,898
Total current liabilities	24,431	23,363	22,988

Deferred revenue, net of current portion	2,287	2,495	4,346
Income tax liability	182	187	145
Other long-term liabilities	584	538	926
Total liabilities	27,484	26,583	28,405

Stockholders' equity	50,034	49,334	80,508
Total liabilities and stockholders' equity	$77,518	$75,917	$108,913

CUTERA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended
	December 31,	December 31,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$2,050	$(1,625)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Stock-based compensation	1,097	1,001
Depreciation and amortization	274	347
Impairment of intangible assets	—	650
Other	14	(16)
Changes in assets and liabilities:
Accounts receivable	(2,660)	(2,305)
Inventories	1,401	118
Accounts payable	(700)	365
Accrued liabilities	2,143	2,035
Deferred revenue	(40)	(97)
Other	310	(5)
Net cash provided by operating activities	3,889	468

Cash flows from investing activities:
Acquisition of property, equipment and software	(43)	(344)
Net change in marketable investments	(16)	(2,099)
Net cash used in investing activities	(59)	(2,443)

Cash flows from financing activities:
Repurchases of common stock	(3,469)	—
Proceeds from exercise of stock options and employee stock purchase plan	507	436
Payments on capital lease obligations	(55)	(35)
Net cash provided by (used in) financing activities	(3,017)	401

Net increase (decrease) in cash and cash equivalents	813	(1,574)
Cash and cash equivalents at beginning of period	10,055	11,377
Cash and cash equivalents at end of period	$10,868	$9,803

CUTERA, INC.

CONSOLIDATED FINANCIAL HIGHLIGHTS

(in thousands, except percentage data)

(unaudited)

	Three Months Ended		% Change
	Q4	Q4	Q4 '15 Vs
	2015	2014	Q4 '14
Revenue By Geography:
United States	$16,882	$13,761	+23%
International	13,160	11,738	+12%
	$30,042	$25,499	+18%
International as a percentage of total revenue	44%	46%

Revenue By Product Category:
Products
-North America	$15,048	$11,538	+30%
-Rest of the World	8,926	7,796	+14%
Total Products	23,974	19,334	+24%
Service	4,562	4,532	+1%
Hand Piece Refills	706	844	-16%
Skincare	800	789	+1%
	$30,042	$25,499	+18%

	Three Months Ended
	Q4	Q4
	2015	2014
Pre-tax Stock-Based Compensation Expense:
Cost of revenue	$118	$144
Sales and marketing	327	227
Research and development	152	175
General and administrative	500	455
	$1,097	$1,001